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                                                                  EXHIBIT 10.35

                 AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT


                             SOLO SERVE CORPORATION
                            1610 Cornerway Boulevard
                           San Antonio, Texas  78219


                                            May 19, 1997

Congress Financial Corporation (Southwest)
1201 Main Street
Dallas, Texas  75250

Gentlemen:

     Congress Financial Corporation (Southwest) ("Lender") and Solo Serve Corporation ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated June 20, 1995, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated October 27, 1995, Amendment No. 2 to Loan and Security Agreement, dated January 31, 1996, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1996, Amendment No. 4 to Loan and Security Agreement, dated September 16, 1996 and Amendment No. 5 to Loan and Security Agreement, dated March 31, 1997 (and as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

     Borrower has requested that Lender agree to certain amendments to the Loan Agreement, and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1. Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

     2. Renewal Term. All References to the term "Renewal Rate" in the Loan Agreement shall be deemed, and each such reference is hereby amended, to mean July 31, 1999.



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Congress Financial Corporation (Southwest)
May 19, 1997
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     3.   Working Capital. Section 9.14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "9.14 Working Capital. Borrower shall at all times on and after March 1, 1997 maintain Working Capital of not less than $3,250,000."

     4. Adjusted Net Worth. Section 9.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "9.15 Adjusted Net Worth. Borrower shall at all times on and after March 1, 1997 maintain Adjusted Net Worth of not less than $800,000."

     5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendment to the Loan Agreement made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     6. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lender and its counsel:
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Congress Financial Corporation (Southwest)
May 19, 1997
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          (a) The receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower.

          (b) No Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default (after giving effect to the amendment to the Loan Agreement made by this Amendment).

     7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     8. No Waiver. Lender has not waived and is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof or may be continuing on the date hereof or may occur after the date hereof, and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any such other Event of Default which may have occurred on or prior to the date hereof or may be continuing on the date hereof or may occur after the date hereof.

     9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of law).



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Congress Financial Corporation (Southwest)
May 19, 1997
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     11.  Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign the enclosed counterpart of this Agreement in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

                                        Very truly yours,

                                        SOLO SERVE CORPORATION


                                        By: /s/ Ross E. Bacon
                                           --------------------------------
                                        Title: Executive Vice President

AGREED:

CONGRESS FINANCIAL CORPORATION
  (SOUTHWEST)

By:/s/ Edward Franco
   --------------------------------
Title: Senior Vice President



ACKNOWLEDGED AND CONSENTED TO BY:

GENERAL ATLANTIC CORPORATION


By: /s/ Julie Leftkowitz
   --------------------------------
Title:  Vice President